                                   EXHIBIT 5

                                April 1, 1996



Board of Directors
SouthTrust Corporation
420 North 20th Street
Birmingham, Alabama 35203


Gentlemen:

                 In our capacity as counsel for SouthTrust Corporation, a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement"), in form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, relating to the proposed offering of up to 49,544 shares of common stock, par value $2.50 per share
(the "Common Stock"), of the Company and 22,020 rights to purchase
Common Stock pursuant to the assumption of options issued pursuant to Bankers First Corporation Stock Plan (the "Plan") in connection with the acquisition of Bankers First Corporation by the Company. In this connection, we have examined such records, documents and proceedings as we have deemed relevant and necessary as a basis for the opinions expressed herein.

                 Upon the basis of the foregoing, we are of the opinion that:

                 (i) the shares of the Common Stock of the Company and the Rights referred to above to be offered under the Registration Statement have been duly authorized and, when issued and delivered in accordance with the Plan, will be validly issued, fully paid and nonassessable; and

                 (ii) under the laws of the State of Delaware, no personal liability will attach to the holder of the shares of the Common Stock and Rights issued and delivered in accordance with the Plan.

Board of Directors
SouthTrust Corporate
April 1, 1996
Page 2
- -----------------------



                 We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the above-referenced Registration Statement.



                                                Very truly yours,



                                                /s/ Bradley, Arant, Rose & White



JES/jpp